EXHIBIT 99.1
Citizens Community Bancorp, Inc. Reports Second Quarter 2024 Earnings of $0.35 Per Share;
Board of Directors Approves Additional 5% Stock Buyback Authorization;
Criticized Assets Decreased 18%
EAU CLAIRE, WI, July 29, 2024 - Citizens Community Bancorp, Inc. (the “Company”) (Nasdaq: CZWI), the parent company of Citizens Community Federal N.A. (the “Bank” or “CCFBank”), today reported earnings of $3.7 million and earnings per diluted share of $0.35 for the second quarter ended June 30, 2024, compared to $4.1 million and earnings per diluted share of $0.39 for the quarter ended March 31, 2024, and $3.2 million and $0.31 earnings per diluted share for the quarter ended June 30, 2023, respectively.
The Company’s second quarter 2024 operating results reflected the following changes from the first quarter of 2024: (1) lower nonaccrual interest income of $0.4 million recognized in net interest income in the second quarter relative to the first quarter; (2) a $0.73 million increase in negative provision for credit losses to $1.53 million in the second quarter; (3) lower non-interest income of $1.4 million due to lower gain on sale of loans and net losses on equity securities in the second quarter of 2024; and (4) lower non-interest expense of $0.5 million largely due to lower SBA recourse reserves and lower professional expenses, partially offset by higher compensation expenses largely due to annual merit increases and the write-down of a closed branch office in the second quarter.
Book value per share improved to $17.10 at June 30, 2024, compared to $16.61 at March 31, 2024, and $15.81 at June 30, 2023. Tangible book value per share (non-GAAP)1 was $13.91 at June 30, 2024, compared to $13.43 at March 31, 2024, and a 10.3% increase from $12.61 at June 30, 2023. For the second quarter of 2024, tangible book value was positively influenced by net income, lower unrealized loss on the available for sale (“AFS”) securities portfolio, reflected in accumulated other comprehensive income (“AOCI”) and intangible amortization. Stockholders’ equity as a percent of total assets was 9.77% at June 30, 2024, compared to 9.50% at March 31, 2024. Tangible common equity (“TCE”) as a percent of tangible assets (non-GAAP)1 was 8.09% at June 30, 2024, compared to 7.83% at March 31, 2024, with the changes above impacted favorably by asset shrinkage, partially offset by share repurchases.
“I was pleased with our execution of strategic objectives during the quarter that further strengthened franchise value. The quarter reflected our balance sheet optimization efforts, improving credit quality, and net interest margin expansion. A planned decrease in loans and strong earnings pushed our TCE ratio to 8.09%, giving management the flexibility to repurchase shares under the new share repurchase authorization approved by our board this month. Asset quality improvements, a reduction in loan receivables by $22 million, and improving Moody’s economic outlook resulted in a negative provision of $1.53 million while maintaining a healthy reserve for credit losses to total loans at 1.48%. Our credit and pricing discipline is stabilizing our NIM, with newly originated loans offsetting modestly higher deposit costs,” stated Stephen Bianchi, Chairman, President, and Chief Executive Officer.

June 30, 2024, Highlights:

•Quarterly earnings were $3.7 million, or $0.35 per diluted share for the quarter ended June 30, 2024, a decrease from the quarter ended March 31, 2024, earnings of $4.1 million, or $0.39 per diluted share, and an increase from the quarter ended June 30, 2023, earnings of $3.2 million or $0.31 per diluted share.

•Net interest income decreased $0.3 million to $11.6 million for the second quarter of 2024, from $11.9 million the previous quarter and decreased $0.1 million from the second quarter of 2023. The decrease in net interest income from the first quarter of 2024 was primarily due to lower interest income recognized from nonaccrual loan payoffs of $0.4 million.

•The net interest margin was 2.72% for the quarter ended June 30, 2024, compared to 2.77% for the previous quarter, and 2.72% for the quarter ended June 30, 2023. First quarter 2024 was impacted by nonaccrual payoffs of $0.4 million which added approximately 9 basis points to the first quarter net interest margin. The net interest margin excluding interest income from nonaccrual loan payoff was an increase of 4 basis points.

•In the second quarter ended June 30, 2024, a negative provision for credit losses of $1.525 million was recorded compared to $0.8 million in the quarter ended March 31, 2024, and a provision for credit losses of $0.45 million for the quarter ended June 30, 2023. The second quarter of 2024 negative provision was due to decreases in ACL related to: (1) $0.6 million due to the impact of loan portfolio decreases and credit quality improvements; (2) $0.6 million due to improvements in the economic scenario per Moody’s, our third-party provider; and (3) reductions in off-balance sheet reserves to fund commitments of $0.3 million. The first quarter negative provision was due to: (1) a decrease in the allowance for credit losses on individually evaluated loans of $0.5 million; (2) a reduction in the ACL on unfunded construction loan commitments; and (3) net loan recoveries.

•Non-interest income decreased $1.4 million in the second quarter of 2024, due to lower gain on sale of loans and higher net losses on equity securities, and was $1.0 million lower compared to the second quarter of 2023.

•Non-interest expense decreased $478 thousand to $10.3 million from $10.8 million for the previous quarter and increased $453 thousand from $9.8 million one year earlier. The decrease in the current quarter relative to the first quarter was primarily related to $0.4 million in lower SBA recourse reserves and professional services partially offset by $0.2 million in branch closure costs.

•Gross loans decreased by $21.7 million during the second quarter ended June 30, 2024, to $1.43 billion from $1.45 billion at March 31, 2024. The decrease was largely due to criticized loan principal reductions and lower origination activity.

•Total deposits decreased by $7.9 million during the second quarter ended June 30, 2024, to $1.52 billion from $1.53 billion at March 31, 2024. The decrease in deposits reflects the seasonal decreases in public deposits partially offset by an increase in brokered deposits.

•Federal Home Loan Bank advances were reduced $8.0 million to $31.5 million at June 30, 2024, from $39.5 million at March 31, 2024.

•The effective tax rate increased to 22.1% for the current quarter from 21.3% in the previous quarter and decreased from 25.5% one year earlier. The effective tax rate for the six months ended June 30, 2024, of 21.6% is the current estimated effective tax rate for fiscal 2024. The decrease in the tax rate from the second quarter of 2023 is due to the impact of the Wisconsin tax change approved in the third quarter of 2023.

•Nonperforming assets were $10.3 million at June 30, 2024, compared to $10.6 million at March 31, 2024.

•Special mention loans decreased by $4.9 million to $8.8 million at June 30, 2024, compared to $13.7 million at March 31, 2024.

•Common stock totaling 109 thousand shares were repurchased in the second quarter of 2024 at an average price of $11.28 per share. For the six-month period ended June 30, 2024, 159 thousand shares of common stock were repurchased at an average price of $11.48 per share.

•On July 25, 2024, the Board of Directors authorized an additional stock repurchase program of 5% or 512 thousand shares.

•In March, the Company notified its customers that it would be closing the St. Peter, Minnesota branch in late June 2024, with account balances transferred to the nearest branch which is 13 miles away. The branch closure cost recognized in the second quarter was $0.2 million.

•The efficiency ratio was 72% for the quarter ended June 30, 2024, compared to 71% for the quarter ended March 31, 2024, with the increase largely due to lower non-interest income.
Balance Sheet and Asset Quality

Total assets decreased by $17.0 million during the quarter to $1.80 billion at June 30, 2024.
Cash and cash equivalents increased $8.2 million during the quarter to $36.9 million at June 30, 2024, largely due to an increase in clearing balances of $4.8 million and an increase in interest-bearing deposits of $2.9 million.
Securities available for sale decreased $5.2 million during the quarter ended June 30, 2024, to $146.4 million from $151.7 million at March 31, 2024. The decrease was due to: (1) the exchange of $2.25 million of a community development financial institution’s senior debt for a preferred equity interest in the company’s operating subsidiary, resulting in a decrease in AFS securities and an increase in equity securities; and (2) $3.8 million principal repayments, offset by an increase in the market value of the AFS portfolio of $0.8 million. The senior debt to preferred equity exchange resulted in recognition of a $0.4 million loss, reflected in net losses on investment securities on the consolidated statement of operations, and a $0.2 million reduction of unrealized losses in accumulated other comprehensive loss (AOCI) on the consolidated balance sheet from March 31, 2024, included in the $0.8 million AFS AOCI increase.
Securities held to maturity decreased $1.3 million to $88.6 million during the quarter ended June 30, 2024, from $89.9 million at March 31, 2024, due to principal repayments.
The on-balance sheet liquidity ratio, which is defined as the fair market value of AFS and HTM securities that are not pledged and cash on deposit with other financial institutions, was 11.48% of total assets at June 30, 2024, compared to 11.44% at March 31, 2024.
On-balance sheet liquidity collateralized new borrowing capacity and uncommitted federal funds borrowing availability was $714.1 million, or 289% of uninsured and uncollateralized deposits at June 30, 2024, and $697 million, or 263% at March 2024.
Gross loans decreased by $21.7 million during the second quarter ended June 30, 2024, due to loan payoffs exceeding origination activity. Commercial real estate loans decreased $16.5 million, and construction and land development loans decreased $5.7 million during the second quarter ended June 30, 2024, from the prior quarter. Meanwhile, residential mortgage loans increased $3.8 million to $133.5 million.
The office loan portfolio totaled $29.0 million at quarter end and consists of 69 loans. There was one criticized loan in this portfolio during the quarter ended June 30, 2024, totaling $0.2 million and there have been no charge-offs in the trailing twelve months.

The allowance for credit losses on loans decreased by $1.26 million to $21.2 million at June 30, 2024, representing 1.48% of total loans receivable compared to 1.55% of total loans receivable at March 31, 2024. For the quarter ended June 30, 2024, the Bank recorded negative provision of $1.525 million which included a negative provision on ACL for loans of $1.26 million and a negative provision of $0.26 million on ACL for unfunded commitments.
Allowance for Credit Losses (“ACL”) - Loans Percentage
(in thousands, except ratios)

	June 30, 2024	March 31, 2024	December 31, 2023	June 30, 2023
Loans, end of period	$1,428,588	$1,450,159	$1,460,792	$1,424,988
Allowance for credit losses - Loans	$21,178	$22,436	$22,908	$23,164
ACL - Loans as a percentage of loans, end of period	1.48%	1.55%	1.57%	1.63%

In addition to the ACL - Loans, the Company has established an ACL - Unfunded Commitments of $0.712 million at June 30, 2024, $0.975 million at March 31, 2024, and $1.250 million at December 31, 2023, classified in other liabilities on the consolidated balance sheets.

Allowance for Credit Losses - Unfunded Commitments:
(in thousands)

	June 30, 2024 and Three Months Ended	June 30, 2023 and Three Months Ended	June 30, 2024 and Six Months Ended	June 30, 2023 and Six Months Ended
ACL - Unfunded commitments - beginning of period	$975	$1,530	$1,250	$—
Cumulative effect of ASU 2016-13 adoption	—	—	—	1,537
(Reductions) additions to ACL - Unfunded commitments via provision for credit losses charged to operations	(263)	14	(538)	7
ACL - Unfunded commitments - end of period	$712	$1,544	$712	$1,544
Nonperforming assets decreased $0.3 million to $10.3 million, or 0.57% of total assets at June 30, 2024, compared to $10.6 million or 0.58% at March 31, 2024.
Special mention loans decreased $4.9 million to $8.8 million for the quarter ended June 30, 2024, from $13.7 million at March 31, 2024, primarily due to the payoff of a $4.3 million loan and other net reductions.
Substandard loans decreased by $0.3 million to $14.4 million at June 30, 2024, compared to $14.7 million at March 31, 2024.

	(in thousands)
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Special mention loan balances	$8,848	$13,737	$18,392	$20,043	$20,507
Substandard loan balances	14,420	14,733	19,596	16,171	19,203
Criticized loans, end of period	$23,268	$28,470	$37,988	$36,214	$39,710
Total deposits decreased $7.9 million during the quarter ended June 30, 2024, to $1.52 billion. Seasonal public deposits decreased $14.5 million with modest decreases in consumer and commercial deposits. Partially offsetting these decreases were increases in brokered deposits of $12.9 million largely due new brokered CDs of $40 million replacing $30 million of brokered CD maturities. Brokered MMDA’s also increased during the second quarter.

Deposit Portfolio Composition
(in thousands)

	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Consumer deposits	$822,665	$827,290	$814,899	$794,970	$790,404
Commercial deposits	412,385	414,088	423,762	429,358	401,079
Public deposits	187,698	202,175	182,172	163,734	175,869
Brokered deposits	96,796	83,936	98,259	85,173	97,330
Total deposits	$1,519,544	$1,527,489	$1,519,092	$1,473,235	$1,464,682
Deposit Composition
(in thousands)

	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Non-interest-bearing demand deposits	$255,703	$248,537	$265,704	$275,790	$261,876
Interest-bearing demand deposits	353,477	361,278	343,276	336,962	358,226
Savings accounts	170,946	177,595	176,548	183,702	206,380
Money market accounts	370,164	387,879	374,055	312,689	288,934
Certificate accounts	369,254	352,200	359,509	364,092	349,266
Total deposits	$1,519,544	1,527,489	$1,519,092	$1,473,235	$1,464,682
At June 30, 2024, the deposit portfolio composition was 54% consumer, 27% commercial, 12% public, and 7% brokered deposits compared to 54% consumer, 27% commercial, 13% public, and 6% brokered deposits at March 31, 2024.
Uninsured and uncollateralized deposits were $246.7 million, or 16% of total deposits, at June 30, 2024, and $265.1 million, or 17% of total deposits, at March 31, 2024. Uninsured deposits alone at June 30, 2024, were $401.6 million, or 26% of total deposits, and $429.1 million, or 28% of total deposits at March 31, 2024.
Federal Home Loan Bank advances decreased $8.0 million to $31.5 million at June 30, 2024, from $39.5 million one quarter earlier due to asset shrinkage, as available funds from loan repayments and available liquidity were used to repay outstanding borrowings.
Other borrowings decreased $6.0 million as the Company paid down its senior debt by $6.0 million and refinanced the remaining $12 million, with an interest rate of prime minus 0.75%, interest only payments for 5 years, with 40 quarterly principal and interest payments maturing in 2039.
The Company repurchased 109 thousand shares of the Company’s common stock in the second quarter of 2024 at $11.28 per share. For the six-month period ended June 30, 2024, 159 thousand shares of common stock were repurchased at an average price of $11.48 per share. As of June 30, 2024, approximately 43 thousand shares remain available for repurchase under the July 2021 share repurchase authorization and an additional 512 thousand shares are available to repurchase under the new July 2024 share authorization.

Review of Operations
Net interest income decreased to $11.6 million for the current quarter ended June 30, 2024, from $11.9 million for the quarter ended March 31, 2024, and decreased from $11.7 million for the quarter ended June 30, 2023. The decrease in net interest income from the first quarter of 2024 was due to lower interest income recognized from nonaccrual loan payoffs of $0.04 million. Excluding this decrease in nonaccrual income, net interest income increased $0.05 million in the second quarter of 2024 compared to the first quarter of 2024, as the overall impact of increasing asset yields was partially offset by the impact of asset shrinkage and rising liability yields. Additionally, both the first and second quarters of 2024 reflected non-recurring interest income of $0.2 million recognized in curing technical defaults on performing loans. The reported net interest margin decreased 5 basis points to 2.72% for the second quarter ended June 30, 2024, from 2.77% one quarter earlier. The impact of nonaccrual payoffs was 9 basis points. The net interest margin excluding interest income from nonaccrual loan payoffs was an increase of 4 basis points.

Net interest income and net interest margin analysis:
(in thousands, except yields and rates)

	Three months ended
	June 30, 2024		March 31, 2024		December 31, 2023		September 30, 2023		June 30, 2023
	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin
As reported	$11,576	2.72%	$11,905	2.77%	$11,747	2.69%	$12,121	2.79%	$11,686	2.72%
Less accretion for PCD loans	(62)	(0.01)%	(75)	(0.02)%	(37)	(0.01)%	(39)	(0.01)%	(39)	(0.01)%
Less scheduled accretion interest	(32)	(0.01)%	(33)	(0.01)%	(33)	(0.01)%	(77)	(0.02)%	(85)	(0.02)%
Without loan purchase accretion	$11,482	2.70%	$11,797	2.74%	$11,677	2.67%	$12,005	2.76%	$11,562	2.69%

Non-interest income decreased to $1.9 million in the quarter ended June 30, 2024, compared to $3.3 million in the quarter ended March 31, 2024, and decreased from $2.9 million in the quarter ended June 30, 2023. The decrease from the first quarter of 2024, and second quarter of 2023, was largely due to lower gains on sale of SBA loans and higher losses on equity securities in the second quarter of 2024.

Total non-interest expense decreased $0.5 million in the second quarter of 2024 to $10.3 million, compared to $10.8 million for the quarter ended March 31, 2024, and increased from $9.8 million for the quarter ended June 30, 2023. The decrease from the first quarter of 2024 was primarily due to: (1) lower other expenses of $0.3 million, primarily due to a decrease in the SBA recourse reserves; and (2) lower professional costs of $0.2 million, partially offset by higher compensation costs of $0.2 million primarily due to annual merit increases effective in the last payroll in March 2024 and $0.2 million branch closure costs. The increase in non-interest expense in the second quarter of 2024 compared to the second quarter of 2023 was $0.5 million largely due to higher compensation expense.

Provision for income taxes decreased to $1.0 million in the second quarter of 2024 from $1.1 million in the first quarter of 2024 largely due to lower pre-tax income. The effective tax rate was 22.1% for the quarter ended June 30, 2024, 21.3% for the quarter ended March 31, 2024, and 25.5% for the quarter ended June 30, 2023. The change in tax rate from 2023 is largely due to the third quarter 2023 Wisconsin state budget which largely eliminated the Company’s state income tax in Wisconsin.

These financial results are preliminary until Form 10-Q is filed in August 2024.

About the Company
Citizens Community Bancorp, Inc. (NASDAQ: “CZWI”) is the holding company of the Bank, a national bank based in Altoona, Wisconsin, currently serving customers primarily in Wisconsin and Minnesota through 22 branch locations. Its primary markets include the Chippewa Valley Region in Wisconsin, the Twin Cities and Mankato markets in Minnesota, and various rural communities around these areas. The Bank offers traditional community banking services to businesses, ag operators and consumers, including residential mortgage loans.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified using forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “estimates,” “intend,” “may,” “on pace,” “preliminary,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the operations and business environment of the Company and the Bank. These uncertainties include: conditions in the financial markets and economic conditions generally; the impact of inflation on our business and our customers; geopolitical tensions, including current or anticipated impact of military conflicts; higher lending risks associated with our commercial and agricultural banking activities; future pandemics (including new variants of COVID-19); cybersecurity risks; adverse impacts on the regional banking industry and the business environment in which it operates; interest rate risk; lending risk; changes in the fair value or ratings downgrades of our securities; the sufficiency of allowance for credit losses; competitive pressures among depository and other financial institutions; disintermediation risk; our ability to maintain our reputation; our ability to maintain or increase our market share; our ability to realize the benefits of net deferred tax assets; our inability to obtain needed liquidity; our ability to raise capital needed to fund growth or meet regulatory requirements; our ability to attract and retain key personnel; our ability to keep pace with technological change; prevalence of fraud and other financial crimes; the possibility that our internal controls and procedures could fail or be circumvented; our ability to successfully execute our acquisition growth strategy; risks posed by acquisitions and other expansion opportunities, including difficulties and delays in integrating the acquired business operations or fully realizing the cost savings and other benefits; restrictions on our ability to pay dividends; the potential volatility of our stock price; accounting standards for credit losses; legislative or regulatory changes or actions, or significant litigation, adversely affecting the Company or Bank; public company reporting obligations; changes in federal or state tax laws; and changes in accounting principles, policies or guidelines and their impact on financial performance. Stockholders, potential investors, and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect the Company’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in the Company’s Form 10-K, for the year ended December 31, 2023, filed with the Securities and Exchange Commission (“SEC”) on March 5, 2024 and the Company’s subsequent filings with the SEC. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this news release or to update them to reflect events or circumstances occurring after the date of this release.
1 Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, such as net income as adjusted, net income as adjusted per share, tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets and return on average tangible common equity, which management believes may be helpful in understanding the Company’s results of operations or financial position and comparing results over different periods.

Net income as adjusted and net income as adjusted per share are non-GAAP measures that eliminate the impact of certain expenses such as branch closure costs and related severance pay, accelerated depreciation expense and lease termination fees, and the gain on sale of branch deposits and fixed assets. Tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets and return on average tangible common equity are non-GAAP measures that eliminate the impact of goodwill and intangible assets on our financial position. Management believes these measures are useful in assessing the strength of our financial position.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other banks and financial institutions.

Contact: Steve Bianchi, CEO
(715)-836-9994

(CZWI-ER)

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Balance Sheets
(in thousands, except shares and per share data)

	June 30, 2024 (unaudited)	March 31, 2024 (unaudited)	December 31, 2023 (audited)	June 30, 2023 (unaudited)
Assets
Cash and cash equivalents	$36,886	$28,638	$37,138	$42,969
Securities available for sale “AFS”	146,438	151,672	155,743	161,135
Securities held to maturity “HTM”	88,605	89,942	91,229	93,800
Equity investments	5,023	3,281	3,284	2,299
Other investments	13,878	13,022	15,725	16,347
Loans receivable	1,428,588	1,450,159	1,460,792	1,424,988
Allowance for credit losses	(21,178)	(22,436)	(22,908)	(23,164)
Loans receivable, net	1,407,410	1,427,723	1,437,884	1,401,824
Loans held for sale	275	—	5,773	2,394
Mortgage servicing rights, net	3,731	3,774	3,865	4,008
Office properties and equipment, net	17,774	18,026	18,373	19,827
Accrued interest receivable	6,289	6,324	5,409	5,702
Intangible assets	1,336	1,515	1,694	2,052
Goodwill	31,498	31,498	31,498	31,498
Foreclosed and repossessed assets, net	1,662	1,845	1,795	1,199
Bank owned life insurance (“BOLI”)	25,708	25,836	25,647	25,290
Other assets	15,794	16,219	16,334	19,493
TOTAL ASSETS	$1,802,307	$1,819,315	$1,851,391	$1,829,837
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$1,519,544	$1,527,489	$1,519,092	$1,464,682
Federal Home Loan Bank (“FHLB”) advances	31,500	39,500	79,530	122,530
Other borrowings	61,498	67,523	67,465	67,357
Other liabilities	13,720	11,982	11,970	9,710
Total liabilities	1,626,262	1,646,494	1,678,057	1,664,279
Stockholders’ equity:
Common stock— $0.01 par value, authorized 30,000,000; 10,297,341, 10,406,880, 10,440,591, and 10,470,175 shares issued and outstanding, respectively	103	104	104	105
Additional paid-in capital	117,838	118,916	119,441	119,404
Retained earnings	75,501	71,831	71,117	64,926
Accumulated other comprehensive loss	(17,397)	(18,030)	(17,328)	(18,877)
Total stockholders’ equity	176,045	172,821	173,334	165,558
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,802,307	$1,819,315	$1,851,391	$1,829,837
        Note: Certain items previously reported were reclassified for consistency with the current presentation.

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2024 (unaudited)	March 31, 2024 (unaudited)	June 30, 2023 (unaudited)	June 30, 2024 (unaudited)	June 30, 2023 (unaudited)
Interest and dividend income:
Interest and fees on loans	$19,921	$20,168	$17,960	$40,089	$35,086
Interest on investments	2,542	2,511	2,817	5,053	5,364
Total interest and dividend income	22,463	22,679	20,777	45,142	40,450
Interest expense:
Interest on deposits	9,338	9,209	6,162	18,547	10,510
Interest on FHLB borrowed funds	576	512	1,892	1,088	3,385
Interest on other borrowed funds	973	1,053	1,037	2,026	2,074
Total interest expense	10,887	10,774	9,091	21,661	15,969
Net interest income before provision for credit losses	11,576	11,905	11,686	23,481	24,481
Provision for credit losses	(1,525)	(800)	450	(2,325)	500
Net interest income after provision for credit losses	13,101	12,705	11,236	25,806	23,981
Non-interest income:
Service charges on deposit accounts	490	471	488	961	973
Interchange income	579	541	591	1,120	1,142
Loan servicing income	526	582	499	1,108	1,068
Gain on sale of loans	226	1,020	904	1,246	1,202
Loan fees and service charges	309	230	88	539	168
Net (losses) gains on investment securities	(658)	167	10	(491)	66
Bank Owned Life Insurance (BOLI) death benefit	184	—	—	184	—
Other	257	253	333	510	586
Total non-interest income	1,913	3,264	2,913	5,177	5,205
Non-interest expense:
Compensation and related benefits	5,675	5,483	5,336	11,158	10,674
Occupancy	1,333	1,367	1,359	2,700	2,782
Data processing	1,525	1,597	1,444	3,122	2,904
Amortization of intangible assets	179	179	193	358	397
Mortgage servicing rights expense, net	116	148	148	264	306
Advertising, marketing and public relations	186	164	151	350	287
FDIC premium assessment	200	205	203	405	404
Professional services	347	566	306	913	811
Gains on repossessed assets, net	(18)	—	(9)	(18)	(38)
Other	756	1,068	715	1,824	1,440
Total non-interest expense	10,299	10,777	9,846	21,076	19,967
Income before provision for income taxes	4,715	5,192	4,303	9,907	9,219
Provision for income taxes	1,040	1,104	1,097	2,144	2,351
Net income attributable to common stockholders	$3,675	$4,088	$3,206	$7,763	$6,868
Per share information:
Basic earnings	$0.35	$0.39	$0.31	$0.75	$0.66
Diluted earnings	$0.35	$0.39	$0.31	$0.75	$0.66
Cash dividends paid	$—	$0.32	$—	$0.32	$0.29
Book value per share at end of period	$17.10	$16.61	$15.81	$17.10	$15.81
Tangible book value per share at end of period (non-GAAP)	$13.91	$13.43	$12.61	$13.91	$12.61

Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023

GAAP pretax income	$4,715	$5,192	$4,303	$9,907	$9,219
Branch closure costs (1)	168	—	—	168	—
Pretax income as adjusted (2)	$4,883	$5,192	$4,303	$10,075	$9,219
Provision for income tax on net income as adjusted (3)	1,077	1,104	1,097	2,180	2,351
Net income as adjusted (non-GAAP) (2)	$3,806	$4,088	$3,206	$7,895	$6,868
GAAP diluted earnings per share, net of tax	$0.35	$0.39	$0.31	$0.75	$0.66
Branch closure costs, net of tax	0.01	—	—	0.01	—
Diluted earnings per share, as adjusted, net of tax (non-GAAP)	$0.36	$0.39	$0.31	$0.76	$0.66

Average diluted shares outstanding	10,373,089	10,443,267	10,478,206	10,407,983	10,476,711

(1) Branch closure costs include severance pay recorded in compensation and benefits and depreciation and right of use lease asset accelerated expense included in other non-interest expense in the consolidated statement of operations.
(2) Pretax income as adjusted and net income as adjusted is a non-GAAP measure that management believes enhances the market’s ability to assess the underlying business performance and trends related to core business activities.
(3) Provision for income tax on net income as adjusted is calculated at our effective tax rate for each respective period presented.

Loan Composition
(in thousands)

	June 30, 2024	March 31, 2024	December 31, 2023	June 30, 2023
Total Loans:
Commercial/Agricultural real estate:
Commercial real estate	$729,236	$745,720	$750,531	$732,435
Agricultural real estate	78,248	80,451	83,350	87,198
Multi-family real estate	234,758	235,450	228,095	208,211
Construction and land development	87,898	93,560	110,941	105,625
C&I/Agricultural operating:
Commercial and industrial	127,386	128,434	121,666	133,763
Agricultural operating	27,409	26,237	25,691	24,358
Residential mortgage:
Residential mortgage	133,503	129,665	129,021	119,724
Purchased HELOC loans	2,915	2,895	2,880	3,216
Consumer installment:
Originated indirect paper	5,110	5,851	6,535	8,189
Other consumer	5,860	5,750	6,187	6,487
Gross loans	$1,432,323	$1,454,013	$1,464,897	$1,429,206
Unearned net deferred fees and costs and loans in process	(2,733)	(2,757)	(2,900)	(2,827)
Unamortized discount on acquired loans	(1,002)	(1,097)	(1,205)	(1,391)
Total loans receivable	$1,428,588	$1,450,159	$1,460,792	$1,424,988

Nonperforming Assets
Loan Balances at Amortized Cost
(in thousands, except ratios)

	June 30, 2024	March 31, 2024	December 31, 2023	June 30, 2023
Nonperforming assets:
Nonaccrual loans
Commercial real estate	$5,350	$5,340	$10,359	$11,359
Agricultural real estate	382	382	391	1,712
Construction and land development	—	—	54	94
Commercial and industrial (“C&I”)	422	440	—	4
Agricultural operating	1,017	1,106	1,180	1,436
Residential mortgage	1,145	1,127	1,167	1,029
Consumer installment	36	18	33	29
Total nonaccrual loans	$8,352	$8,413	$13,184	$15,663
Accruing loans past due 90 days or more	256	326	389	492
Total nonperforming loans (“NPLs”) at amortized cost	8,608	8,739	13,573	16,155
Foreclosed and repossessed assets, net	1,662	1,845	1,795	1,199
Total nonperforming assets (“NPAs”)	$10,270	$10,584	$15,368	$17,354
Loans, end of period	$1,428,588	$1,450,159	$1,460,792	$1,424,988
Total assets, end of period	$1,802,307	$1,819,315	$1,851,391	$1,829,837
Ratios:
NPLs to total loans	0.60%	0.60%	0.93%	1.13%
NPAs to total assets	0.57%	0.58%	0.83%	0.95%

Average Balances, Interest Yields and Rates
(in thousands, except yields and rates)

	Three Months Ended June 30, 2024			Three Months Ended March 31, 2024			Three Months Ended June 30, 2023
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Average interest earning assets:
Cash and cash equivalents	$18,894	$272	5.79%	$13,071	$191	5.88%	$24,779	$327	5.29%
Loans receivable	1,439,535	19,921	5.57%	1,456,586	20,168	5.57%	1,414,925	17,960	5.09%
Interest bearing deposits	—	—	—%	—	—	—%	5	—	—%
Investment securities	238,147	2,012	3.40%	243,991	2,060	3.40%	264,579	2,210	3.34%
Other investments	13,051	258	7.95%	13,350	260	7.83%	17,491	280	6.42%
Total interest earning assets	$1,709,627	$22,463	5.28%	$1,726,998	$22,679	5.28%	$1,721,779	$20,777	4.84%
Average interest-bearing liabilities:
Savings accounts	$174,259	$429	0.99%	$176,838	$421	0.96%	$209,277	$393	0.75%
Demand deposits	354,850	2,023	2.29%	353,995	2,017	2.29%	366,037	1,752	1.92%
Money market accounts	377,346	2,958	3.15%	377,475	2,920	3.11%	299,201	1,774	2.38%
CD’s	352,323	3,928	4.48%	360,177	3,851	4.30%	293,262	2,243	3.07%
Total deposits	$1,258,778	$9,338	2.98%	$1,268,485	$9,209	2.92%	$1,167,777	$6,162	2.12%
FHLB advances and other borrowings	121,967	1,549	5.11%	124,701	1,565	5.05%	238,776	2,929	4.92%
Total interest-bearing liabilities	$1,380,745	$10,887	3.17%	$1,393,186	$10,774	3.11%	$1,406,553	$9,091	2.59%
Net interest income		$11,576			$11,905			$11,686
Interest rate spread			2.11%			2.17%			2.25%
Net interest margin			2.72%			2.77%			2.72%
Average interest earning assets to average interest-bearing liabilities			1.24			1.24			1.22

	Six Months Ended June 30, 2024			Six Months Ended June 30, 2023
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Average interest earning assets:
Cash and cash equivalents	$15,982	$463	5.83%	$17,931	$467	5.25%
Loans receivable	1,448,061	40,089	5.57%	1,412,870	35,086	5.01%
Interest bearing deposits	—	—	—%	126	1	1.60%
Investment securities	241,069	4,072	3.40%	266,224	4,385	3.32%
Other investments	13,200	518	7.89%	16,923	511	6.09%
Total interest earning assets	$1,718,312	$45,142	5.28%	$1,714,074	$40,450	4.76%
Average interest-bearing liabilities:
Savings accounts	$175,548	$850	0.97%	$213,106	$776	0.73%
Demand deposits	354,423	4,040	2.29%	378,450	3,183	1.70%
Money market accounts	377,410	5,878	3.13%	299,393	2,870	1.93%
CD’s	356,250	7,779	4.39%	270,819	3,681	2.74%
Total deposits	$1,263,631	$18,547	2.95%	$1,161,768	$10,510	1.82%
FHLB advances and other borrowings	123,334	3,114	5.08%	229,825	5,459	4.79%
Total interest-bearing liabilities	$1,386,965	$21,661	3.14%	$1,391,593	$15,969	2.31%
Net interest income		$23,481			$24,481
Interest rate spread			2.14%			2.45%
Net interest margin			2.75%			2.88%
Average interest earning assets to average interest bearing liabilities			1.24			1.23

Key Financial Metric Ratios:

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Ratios based on net income:
Return on average assets (annualized)	0.81%	0.90%	0.70%	0.86%	0.76%
Return on average equity (annualized)	8.52%	9.57%	7.81%	9.04%	8.42%
Return on average tangible common equity[4] (annualized)	10.92%	12.26%	10.26%	11.59%	11.05%
Efficiency ratio	72%	71%	66%	71%	66%
Net interest margin with loan purchase accretion	2.72%	2.77%	2.72%	2.75%	2.88%
Net interest margin without loan purchase accretion	2.70%	2.74%	2.69%	2.72%	2.85%
Ratios based on net income as adjusted (non-GAAP)
Return on average assets as adjusted[2] (annualized)	0.84%	0.90%	0.70%	0.87%	0.76%
Return on average equity as adjusted[3] (annualized)	8.82%	9.57%	7.81%	9.20%	8.42%

Reconciliation of Return on Average Assets
(in thousands, except ratios)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023

GAAP earnings after income taxes	$3,675	$4,088	$3,206	$7,763	$6,868
Net income as adjusted after income taxes (non-GAAP) (1)	$3,806	$4,088	$3,206	$7,895	$6,868
Average assets	$1,815,693	$1,834,152	$1,844,196	$1,825,723	$1,830,150
Return on average assets (annualized)	0.81%	0.90%	0.70%	0.86%	0.76%
Return on average assets as adjusted (non-GAAP) (annualized)	0.84%	0.90%	0.70%	0.87%	0.76%
(1) See Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)

Reconciliation of Return on Average Equity
(in thousands, except ratios)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
GAAP earnings after income taxes	$3,675	$4,088	$3,206	$7,763	$6,868
Net income as adjusted after income taxes (non-GAAP) (1)	$3,806	$4,088	$3,206	$7,895	$—
Average equity	$173,462	$171,794	$164,661	$172,601	$164,541
Return on average equity (annualized)	8.52%	9.57%	7.81%	9.04%	8.42%
Return on average equity as adjusted (non-GAAP) (annualized)	8.82%	9.57%	7.81%	9.20%	8.42%
(1) See Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)

Reconciliation of Efficiency Ratio
(in thousands, except ratios)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Non-interest expense (GAAP)	$10,299	$10,777	$9,846	$21,076	$19,967
Less amortization of intangibles	(179)	(179)	(193)	(358)	(397)
Efficiency ratio numerator (GAAP)	$10,120	$10,598	$9,653	$20,718	$19,570

Non-interest income	$1,913	$3,264	$2,913	$5,177	$5,205
(Gain) loss on investment securities	658	(167)	(10)	491	(66)
Net interest margin	11,576	11,905	11,686	23,481	24,481
Efficiency ratio denominator (GAAP)	$14,147	$15,002	$14,589	$29,149	$29,620
Efficiency ratio (GAAP)	72%	71%	66%	71%	66%

Reconciliation of tangible book value per share (non-GAAP)
(in thousands, except per share data)

Tangible book value per share at end of period	June 30, 2024	March 31, 2024	December 31, 2023	June 30, 2023
Total stockholders’ equity	$176,045	$172,821	$173,334	$165,558
Less: Goodwill	(31,498)	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(1,336)	(1,515)	(1,694)	(2,052)
Tangible common equity (non-GAAP)	$143,211	$139,808	$140,142	$132,008
Ending common shares outstanding	10,297,341	10,406,880	10,440,591	10,470,175
Book value per share	$17.10	$16.61	$16.60	$15.81
Tangible book value per share (non-GAAP)	$13.91	$13.43	$13.42	$12.61

Reconciliation of tangible common equity as a percent of tangible assets (non-GAAP)
(in thousands, except ratios)

Tangible common equity as a percent of tangible assets at end of period	June 30, 2024	March 31, 2024	December 31, 2023	June 30, 2023
Total stockholders’ equity	$176,045	$172,821	$173,334	$165,558
Less: Goodwill	(31,498)	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(1,336)	(1,515)	(1,694)	(2,052)
Tangible common equity (non-GAAP)	$143,211	$139,808	$140,142	$132,008
Total Assets	$1,802,307	$1,819,315	$1,851,391	$1,829,837
Less: Goodwill	(31,498)	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(1,336)	(1,515)	(1,694)	(2,052)
Tangible Assets (non-GAAP)	$1,769,473	$1,786,302	$1,818,199	$1,796,287
Total stockholders’ equity to total assets ratio	9.77%	9.50%	9.36%	9.05%
Tangible common equity as a percent of tangible assets (non-GAAP)	8.09%	7.83%	7.71%	7.35%

Reconciliation of Return on Average Tangible Common Equity (non-GAAP)
(in thousands, except ratios)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Total stockholders’ equity	$176,045	$172,821	$165,558	$176,045	$165,558
Less: Goodwill	(31,498)	(31,498)	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(1,336)	(1,515)	(2,052)	(1,336)	(2,052)
Tangible common equity (non-GAAP)	$143,211	$139,808	$132,008	$143,211	$132,008
Average tangible common equity (non-GAAP)	$140,539	$138,692	$131,016	$139,588	$130,796
GAAP earnings after income taxes	3,675	4,088	3,206	7,763	6,868
Amortization of intangible assets, net of tax	140	141	144	281	296
Tangible net income	$3,815	$4,229	$3,350	$8,044	$7,164
Return on average tangible common equity (annualized)	10.92%	12.26%	10.26%	11.59%	11.05%

1Net income as adjusted and net income as adjusted per share are non-GAAP financial measures that management believes enhances investors’ ability to better understand the underlying business performance and trends related to core business activities. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)”.
2Return on average assets as adjusted is a non-GAAP measure that management believes enhances investors’ ability to better understand the underlying business performance and trends relative to average assets. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of Return on Average Assets as Adjusted (non-GAAP)”.
3Return on average equity as adjusted is a non-GAAP measure that management believes enhances investors’ ability to better understand the underlying business performance and trends relative to average equity. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of Return on Average Equity as Adjusted (non-GAAP)”.
4Tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets and return on tangible common equity are non-GAAP measures that management believes enhances investors’ ability to better understand the Company’s financial position. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of tangible book value per share (non-GAAP)”, “Reconciliation of tangible common equity as a percent of tangible assets (non-GAAP)”, and “Reconciliation of return on average tangible common equity)”.